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EXHIBIT 99.1

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NEWS RELEASE
For Immediate Release:
FEBRUARY 24, 2004

                   MARKLAND TECHNOLOGIES ANNOUNCES RESULTS FOR
                          SECOND FISCAL QUARTER OF 2004

       Company Reports $3.25 M in Quarterly Revenues; Representing a 964%
                Increase over Previous Quarterly Revenue Results

RIDGEFIELD, Conn.--(BUSINESS WIRE)--Feb. 24, 2004--Markland Technologies, Inc. (OTCBB:MRKL -http://www.marklandtech.com), an integrated homeland security company, announced revenue results for the second quarter of fiscal 2004, ended December 31, 2003. Revenue for the quarter was $3,256,771 representing a significant sequential increase of 964% compared to the $306,724 in revenue reported for the first quarter of fiscal 2004. This increase is primarily due to sales of our vapor detection system which cam about from our acquisition of STR in September, 2003. The company reported a significant sequential increase in gross profit of $1,184,146 compared to a gross profit of $49,768 for the previous quarterly period in fiscal 2004. The company also reported a net loss of $827,209, which was comprised predominantly of a non-cash charge of $1,137,162 for compensatory restricted stock issuances associate with executive compensation. The company expects non-cash compensatory stock issuances to be substantially less for the remainder of this fiscal year. This is a reduction compared to the net loss of $911,936 reported for the previous quarter in fiscal 2004. Net loss attributable to common stockholders after deducting non-cash dividends on preferred stock was $0.18 per share compared to $0.19 per share for the previous quarter in fiscal 2004.

"We believe our second quarter performance dramatically demonstrates the strong revenue growth potential of our company," said CEO/Chairman Robert Tarini. "The Chemical Detector and Border Security business areas performed extremely well for us and we expect that they will continue to do so. We also expect that our Advanced Technologies Division will begin to produce increased revenues during the remainder of this fiscal year and beyond."

The company also reported that its proposal to acquire Universal Guardian Corporation made public in a Press Release issued on February 10, 2004 has expired. The management of Markland Technologies has decided to pursue other possible acquisitions to be made in the non-lethal weapons business area.


About Markland Technologies

Markland Technologies, Inc is committed to helping secure America by providing innovative emerging technologies and expert services to meet the country's needs to protect our people, our borders and our infrastructure assets.

The Company is a Board member of the Homeland Security Industries Association (http://www.hsianet.org).

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                              MARKLAND TECHNOLOGIES
                                 RIDGEFIELD, CT
                      WEB SITE HTTP://WWW.MARKLANDTECH.COM
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"Forward-Looking Statements"

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Markland Technologies officials during presentations about Markland Technologies, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects', "anticipates", "intends", "plans", "believes", "estimates", or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act. Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of the Company's products and technology; a rejection of the Company's products and technologies by the marketplace, and; disputes as to the Company's intellectual property rights. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Markland Technologies, its products, economic and market factors and the industries in which Markland Technologies does business, among other things. These statements are not guarantees of future performance and Markland Technologies has no specific intention to update these statements. More detailed information about those factors is contained in Markland Technologies filings with the Securities and Exchange Commission.


For full details, click here:
http://www.investorideas.com/Companies/MarklandTech/NewsReleases.asp

__________________
CONTACT:
     Markland Technologies
     markland@marklandtech.com
     www.marklandtech.com
     or
     ECON Investor Relations, Inc.
     Dawn Van Zant, 866-730-1151
     dvanzant@investorideas.com

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                              MARKLAND TECHNOLOGIES
                                 RIDGEFIELD, CT
                      WEB SITE HTTP://WWW.MARKLANDTECH.COM